SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                January 28, 2005
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                         Date of Earliest Reported Event

                              AMEN Properties, Inc.
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             (Exact name of registrant as specified in its Charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                                    000-22847
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                            (Commission File Number)


                                   54-1831588
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                        (IRS Employer Identification No.)


                         303 W. Wall Street, Suite 1700
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)


                                 (432) 684-3821
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              (Registrant's telephone number, including area code)


                                       NA
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          (Former Name or Former Address, if Changed Since Last Report)

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                    FORM 8-K

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

         On January 28, 2005, Amen Properties, Inc. (the "Company") finalized an agreement for a private placement, in accordance with Regulation D, of certain securities of the Company by entering into the First Amendment to Securities Purchase Agreement amending a Securities Purchase Agreement (collectively, the "Purchase Agreement") between the Company and certain accredited investors, including the Company's President and Chief Operating Officer, Jon M. Morgan, and the Company's Chief Executive Officer, Eric Oliver. The Company expects to close the private placement no later than the end of February 2005. A copy of the Purchase Agreement is attached hereto as EXHIBIT 10.1. The Purchase Agreement provides for the issuance of 125,000 shares of its Series C Preferred Stock, par value $.001 per share (the "Series C Preferred"), together with Common Stock Purchase Warrants (the "Warrants"), for a purchase price consisting of a cash payment of $16.00 per share of Series C Preferred and each investor's execution of a three year limited guaranty covering a portion of a new $5,000,000 line of credit the Company is attempting to obtain contemporaneously with this transaction.. The Purchase Agreement includes representations by each investor establishing certain facts relating to the exemption from registration under securities laws. The new $5,000,000 line of credit and the net proceeds from the issuance of the Series C Preferred and the Warrants are intended to be used to fund potential capital requirements in order to facilitate the growth of the Company's retail electric provider subsidiary, W Power and Light, LP, and for general corporate purposes. No underwriting discounts or commissions are being paid in connection with this issuance.
         The Series C Preferred ranks equally to the Company's outstanding Series A Preferred Stock (the "Series A Preferred") and the outstanding Series B Preferred Stock (the "Series B Preferred") and prior to the Common Stock, par value $.01 per share, of the Company (the "Common Stock") upon liquidation of the Company. The Series A Preferred, Series B Preferred, Series C Preferred and the Common Stock are equal as to the payment of dividends. Each share of Series C Preferred is convertible into four shares of Common Stock, subject to adjustment pursuant to anti-dilution provisions. The Warrants are exercisable into a total of 250,000 shares of Common Stock at an initial exercise price of $4.00 (also subject to adjustment pursuant to anti-dilution provisions), and expire three years from issuance. The complete terms of the securities are set forth in the Certificate of Designation of the Series C Preferred and form of Warrant, which are attached as exhibits to the Purchase Agreement.
         To assure that the Company is in full compliance with Nasdaq marketplace rules, the conversion of the Series C Preferred and the exercise of the Warrants are subject to a cap in the number of shares of Common Stock issuable upon such conversion or exercise equal to twenty percent (20%) of the number of shares of Common Stock outstanding on the Closing Date (as defined in the Purchase Agreement) unless and until the issuance and sale of the Series C Preferred and the Warrants are approved by the stockholders of the Company under such rules of the Nadsaq Stock Market.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements - not applicable

(b) Pro Forma Financial  Information - not applicable

(c) Exhibits
                  10.1 - Securities Purchase Agreement, as amended

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    AMEN PROPERTIES, INC.
                                    (Registrant)


 Date: February 2, 2005             BY /S/  ERIC OLIVER
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                                    Chairman of the Board of Directors
                                    and Chief Executive Officer
                                    (Signature)